Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Educational Development Corporation Employee 401(k) Plan

Tulsa, Oklahoma

We consent to the incorporation by reference in Registration Statements No. 33-60188, 333-100659, and 333-231817 of Educational Development Corporation on Form S-8 of our report dated August 22, 2024, relating to the financial statements and supplemental information of Educational Development Corporation Employee 401(k) Plan, appearing in this Annual Report on Form 11-K of the Educational Development Corporation Employee 401(k) Plan for the year ended February 29, 2024.

\s\ HOGANTAYLOR LLP

Tulsa, Oklahoma

August 22, 2024